Exhibit 107
Calculation of Filing Fee Table

Form S-8
(Form Type)

GeneDx Holdings Corp.
(Exact name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	19,425,557(2)	$0.2660(3)	$5,167,198	$0.00011020	$569.43
Equity	Class A common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	3,885,112(4)	$0.2261(5)	$878,424	$0.00011020	$96.80
Total Offering Amounts					$6,045,622		$666.23
Total Fee Offsets							—
Net Fee Due							$666.23

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Class A common stock of GeneDx Holdings Corp. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.
(2)Represents additional shares of the Registrant’s Class A common stock to be registered and available for grant under its 2021 Equity Incentive Plan (the “2021 EIP”) resulting from the automatic 5% annual increase in the number of authorized shares reserved and available for issuance under the 2021 EIP.
(3)Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $0.2660 was computed by averaging the high and low prices of a share of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on January 3, 2023.
(4)Represents additional shares of the Registrant’s Class A common stock to be registered and available for grant under its 2021 Employee Stock Purchase Plan (the “2021 ESPP”) resulting from the automatic 1% annual increase in the number of authorized shares reserved and available for issuance under the 2021 ESPP.
(5)Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $0.2261 was computed by averaging the high and low prices of a share of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on January 3, 2023, multiplied by 85% pursuant to the purchase price terms of the 2021 ESPP.